Exhibit 4.5

AMENDMENT NO. 1 TO
REGISTRATION RIGHTS AGREEMENT

     AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT, dated as of May 7, 2003 (this “Amendment No. 1”), by and among NTL Europe, Inc., a Delaware corporation (the “Company”), and the stockholders listed on the signature page hereto (the “Stockholders”).

     WHEREAS, the Company has entered into a Registration Rights Agreement, dated as of January 10, 2003 (the “Agreement”), with the Stockholders.

     WHEREAS, pursuant to the Agreement, the Company is required to file, no later than the Required Filing Date, with the Commission a Shelf Registration Statement relating to the offer and sale of Registrable Securities by the Holders to the public, from time to time, on a delayed or continuous basis (but not including any underwriting).

     WHEREAS, the “Required Filing Date” is defined in the Agreement to mean the first to occur of (i) the forty-fifth (45th) day following the date on which the Company files its Annual Report on Form 10-K for the year ended December 31, 2002 with the Commission (the “Form 10-K”), and (ii) May 15, 2003.

     WHEREAS, the Company has not filed the Form 10-K as of the date hereof and the parties hereto desire to extend the required filing date of the Shelf Registration Statement to June 15, 2003.

     Accordingly, the parties hereto agree as follows:

     1.     Definitions. All capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

     2.     Required Filing Date. The definition of Required Filing Date contained in the Agreement shall be amended and restated in its entirety to read:

     “Required Filing Date” means June 15, 2003.”

     3.     Other Provisions. All other provisions of the Agreement shall remain in full force and effect.

     4.     Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Registration Rights Agreement to be executed and delivered by their respective officers thereunto duly authorized.

NTL EUROPE, INC.

By: /s/ Jeffrey A. Brodsky

Name: Jeffrey A. Brodsky
Title: President and Chief
Executive Officer

APPALOOSA MANAGEMENT L.P.,
on behalf of certain funds for which
it acts as investment adviser

By: /s/ Ronald Goldstein

Name: Ronald Goldstein
Title: Vice President

ANGELO GORDON & CO., L.P.,
on behalf of its advisory clients

By: /s/ Leigh Walzer

Name: Leigh Walzer
Title: Director